Exhibit 99.3

PRELIMINARY PROXY CARD
CLASS B COMMON STOCK

STANDARD DIVERSIFIED INC.
767 5th Avenue, 12th Floor
New York, NY 10153

Special Meeting of Stockholders [●] [●], 2020
Proxy Solicited on Behalf of the Board of Directors

The undersigned holder of shares of Class B Common Stock, $0.01 par value, of STANDARD DIVERSIFIED INC. (the “Company”), revoking all prior proxies, hereby appoints [●] and [●], and each of them acting individually, as proxy, with full power of substitution to each of them, to vote for and on behalf of the undersigned all of the shares of Class B Common Stock of the Company that the undersigned would be entitled to vote at the Special Meeting of Stockholders of the Company to be held at [●], on [●], [●], 2020, at [●] local time, and at any adjournments or postponements thereof.  The undersigned hereby directs the said proxies to vote in accordance with their judgment on any matters which may properly come before the Special Meeting, all as set forth in the Notice of Special Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE SIX PROPOSALS SET FORTH BELOW.  THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE COMPLETE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company.  Joint owners should each sign personally.  Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet	Telephone	Mail
Please visit www.proxyvote.com and follow the onscreen instructions. You may enter your voting instructions at www.proxyvote.com up until 11:59 P.M.
Eastern Time, the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. You may transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.

Mark, sign and date your proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, using the enclosed postage paid envelope. Please allow sufficient time for mailing.

If you vote your proxy by Internet or telephone you do NOT need to mail back your Proxy Card.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” Proposals 1, 2, 3 and 5, “FOR” all five of the nominees for election to the Board of Directors in Proposal 4 and for the “ONE YEAR” option in Proposal 6. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any adjournment or postponement thereof.

1.
Proposal to approve the adoption of the Agreement and Plan of Merger and Reorganization, dated as of April 7, 2020, by and among Turning Point Brands, Inc. (“TPB”), Standard Diversified Inc. and Standard Merger Sub, LLC, a wholly owned subsidiary of TPB (“Merger Sub”), pursuant to which Standard Diversified Inc. will merge with and into Merger Sub (the “Merger”).  We refer to this transaction as the “Merger Transaction” and this proposal as the “Merger Proposal.”

For ☐	Against ☐	Abstain ☐

2.
Proposal to approve, on an advisory basis, certain compensation that may be paid or become payable to named executive officers of Standard Diversified Inc. in connection with the Merger Transaction.  We refer to this as the “Compensation Proposal.”

For ☐	Against ☐	Abstain ☐

3.	Proposal approve the adjournment of the special meeting to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1. We refer to this as the “Adjournment Proposal.”

For ☐	Against ☐	Abstain ☐

4.
Election of five directors of Standard Diversified Inc. to serve until Standard Diversified Inc.’s 2021 annual meeting of stockholders, and all until their successors are duly elected and qualified (provided that if Proposal No. 1 is approved and the Merger is completed, Standard Diversified Inc. will be merged out of existence and will no longer have a board of directors, and there will be no Standard Diversified Inc. 2021 annual meeting of stockholders).  We refer to this as the “Election Proposal.”

Nominees: (1) Gregory H.A. Baxter; (2) Thomas F. Helms, Jr.; (3) David Glazek; (4) David M. Wurzer and (5) Arnold Zimmerman

For ☐	Withhold ☐

Withhold from all, except as noted above ☐

5.	Proposal to approve, on an advisory basis, a resolution regarding named executive officer compensation for 2019. We refer to this as the “2019 Compensation Proposal.”

For ☐	Against ☐	Abstain ☐

6.
Proposal to approve, on an advisory basis, a resolution regarding how frequently Standard Diversified Inc. will submit future advisory votes on executive officer compensation to Standard Diversified Inc.’s stockholders.  We refer to this as the “Frequency Proposal.”

One Year ☐	Two Years ☐	Three Years ☐

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR EACH OF THE SIX PROPOSALS.
☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	Please be sure to sign and date this Proxy. In his discretion, each proxy is authorized to vote upon any other business that may properly come before the meeting or at any adjournment thereof.

Date:
Stockholder sign here	Date:
Co-owner sign here
Mark box at right if an address change or comment has been noted on the reverse side of this card.

DETACH CARD	DETACH CARD

SPECIAL DIVERSIFIED INC.

Dear Stockholder,

Please take note of the important information regarding the Merger Proposal, the Compensation Proposal, the Adjournment Proposal, the Election Proposal, the 2019 Compensation Proposal and the Frequency Proposal enclosed with this Proxy Ballot (the “Proposals”).

Your votes on the Proposals are important and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted.  Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders on [●], 2020.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Standard Diversified Inc.